Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-194253 on Form S-8 of Endo International plc of our report dated March 12, 2015 with respect to the consolidated financial statements of Par Pharmaceutical Holdings, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

MetroPark, New Jersey

June 2, 2015